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                                                                    Exhibit 23.2

                         INDEPENDENT AUDITOR'S CONSENT

The Board of Directors
MQ Associates, Inc. and Subsidiaries

We consent to the use in this Registration Statement of MEDQUEST, INC. on Form S-4 (No. 333-XXXXX) dated November 22, 2002, of our report dated January 25, 2001, except for Note 17 as to which the date is June 21, 2002, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the captions "Experts", "Summary Consolidated Financial Information" and "Selected Historical Financial Data" in such Prospectus.

/s/ ELLOITT DAVIS, LLC

ELLIOTT DAVIS, LLC
Greenville, South Carolina
November 22, 2002